Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Marc A. Stefanski, Chairman of the Board, President and Chief Executive Officer and David S. Huffman, Chief Financial Officer and Secretary of TFS Financial Corporation (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2014 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 7, 2014	/S/ MARC A. STEFANSKI
Marc A. Stefanski
Chairman of the Board, President and Chief Executive Officer

Dated:	August 7, 2014	/S/ DAVID S. HUFFMAN
David S. Huffman
Chief Financial Officer and Secretary
A signed original of this written statement required by Section 906 has been provided to TFS Financial Corporation and will be retained by TFS Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.
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